Second Amended and Restated Services Agreement

                                                    Exhibit h(v) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K



                 SECOND AMENDED AND RESTATED SERVICES AGREEMENT


      THIS AGREEMENT, amended and restated as of December 1, 2001, is entered into between each Fund listed on Schedule 1, as may be amended from time to time, severally and not jointly, and Federated Shareholder Services Company, ("FSSC"). Unless otherwise defined herein, Section 10 sets forth the definition of capitalized terms used in this Agreement.

      WHEREAS, Schedule 1 to this Agreement sets forth the classes of Shares for which the Funds will compensate persons who agree to provide services to Shareholders and assist in the maintenance of Shareholder accounts ("Services");

      WHEREAS, FSSC and certain of the Funds entered into a Shareholder Services Agreement dated March 1, 1994 and amended September 1, 1995, (the "Prior Agreement") which provided for FSSC to enter into agreements for Services with third parties ("Third-Party Agreements") and to utilize fees received under the Prior Agreement to compensate third parties pursuant to such Third-Party Agreements;

      WHEREAS, it is contemplated that hereafter, the Funds will compensate third-parties for Services directly, and that FSSC will no longer enter into Third-Party Agreements;

      WHEREAS, FSSC will continue to compensate third parties pursuant to any Third-Party Agreements and the Funds will continue to make payments to FSSC to fund those obligations; and

      WHEREAS, FSSC will also receive fees for Services it provides to Shareholders under this Agreement.

      NOW THEREFORE, the parties agree to amend and restate the Agreement as follows:

SECTION 1.  Agreement to Provide Services

(a) Services. FSSC agrees to provide Services for Shareholders of the Funds that have fully-disclosed accounts in the Funds for which either (i) Federated Securities Corp. or any other affiliate of FSSC is the dealer of record; or (ii) for which the dealer of record does not provide Services (collectively, the "FSSC Accounts"). FSSC shall also provide Services or cause Services to be provided to Shareholders whose accounts are subject to Third-Party Agreements. Services shall include, but are not limited to, telephone, mail or electronic communications with Shareholders.

(b) Delivery of Disclosure Documents. Upon request by a customer that is a Shareholder of the Funds, FSSC will send a copy of the current Prospectus (and, if expressly requested, Statement of Additional Information), annual report or semi-annual report for any Fund ("Disclosure Documents") to the customer within three (3) business days of such request.

(i)   The Funds will furnish to FSSC at the Funds' own expense such number of copies of the then-current Disclosure Documents as FSSC requests to satisfy its obligations under this paragraph.

(ii)  FSSC covenants to the Funds that it will not make any representations concerning any Shares other than those contained in the Disclosure Documents of the applicable Fund.

(iii) The parties may agree from time to time to set appropriate security procedures and to perform electronically certain of their obligations under this Agreement, including without limitation the delivery of requested Disclosure Documents.

(c) FSSC shall not have any obligation to pay the cost of producing or delivering Disclosure Documents or any other costs incurred by the Funds in connection with the Services provided hereunder.

SECTION 2.  Service Fees Payable to FSSC

(a) During the term of this Agreement, FSSC will be entitled to receive from each Fund as full compensation for Services rendered hereunder a fee calculated daily at an annual rate, as set forth Schedule 1 to this Agreement, of up to 0.25% of average net assets held in FSSC Accounts of each Fund. Service fees paid by the Funds are in addition to other fees paid by the Funds such as those paid pursuant to an Agreement for Fund Accounting Services, Administrative Services, Transfer Agency Services and Custody Services Procurement and fees paid pursuant to each Fund's Distributor's Contract.

(b) For so long as any Third-Party Agreement remains in effect, FSSC shall be entitled to receive fees from the Funds calculated daily at an annual rate, as set forth in Schedule 1 to this Agreement, of up to 0.25% on the average net assets held in accounts of each Fund for which Services are provided by such third-parties which amount shall be paid by FSSC in accordance with such Third-Party Agreements.


(c) The Funds shall pay service fees to FSSC in accordance with their regular payment schedules. For the payment period in which this Agreement becomes effective or terminates with respect to any Fund, there shall be an appropriate proration of the fee on the basis of the number of days that this Agreement is in effect with respect to such Fund during the period.

SECTION 3.  Agreements with Other Service Providers

      Each Fund hereby appoints FSSC as the Fund's agent to enter into agreements with financial intermediaries that are not registered as broker/dealers under the 1934 Act (each an "Unregistered Intermediary") to provide Services to their customers that are Shareholders of the Fund. Each Fund agrees to pay Service Fees at an annual rate as set forth in Schedule 1 to this Agreement of up to 0.25% of the average net assets held in Fund accounts for which an Unregistered Intermediary has agreed to provide Services. Any such accounts shall not be treated as FSSC Accounts for purposes of this Agreement.

SECTION 4.  Representations

(a)   Each party represents and warrants to the other party that:

(i)   Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(ii)  Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(iii) No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any contractual restriction binding on or affecting it.

(iv)  Obligations Binding. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or law).

(v)   Compliance with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure to so comply would materially impair its ability to perform its obligations under this Agreement.

SECTION 5.  Indemnification and Limitation of Liability

(a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of FSSC and its trustees, officers, employees, agents and representatives, the Funds agree to indemnify FSSC and its trustees, officers, employees, agents and representatives against any and all claims, demands, liabilities and reasonable expenses (including attorneys' fees), related to or otherwise connected with (i) any breach by the Funds of any provision of this Agreement; or (ii) any action by a Fund's Shareholder against FSSC.

(b) FSSC shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In no event shall FSSC be liable for indirect or consequential damages.

(c) Any person, even though also an officer, trustee, partner, employee or agent of FSSC, who may be or become an officer, employee or agent of any Fund or a member of a Fund's Board, shall be deemed, when rendering services to such Fund or acting on any business of such Fund (other than services or business in connection with the duties of FSSC hereunder) to be rendering such services to or acting solely for such Fund and not as an officer, trustee, partner, employee or agent or one under the control or direction of FSSC even though paid by FSSC.

(d) FSSC is expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of each Fund that is a Massachusetts business trust and agrees that the obligations assumed by each such Fund pursuant to this Agreement shall be limited in any case to such Fund and its assets and that FSSC shall not seek satisfaction of any such obligations from the Shareholders of such Fund, the Trustees, Officers, Employees or Agents of such Fund, or any of them.

(e) The provisions of this Section shall survive the termination of this Agreement.

SECTION 6.
Privacy Policy

(a)   The parties acknowledge that:

(i)   The Securities and Exchange Commission has adopted Regulation S-P at 17
                 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

(ii)  Regulation S-P permits financial institutions, such as the Funds, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Funds, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR ss. 248.14); for specified law enforcement and miscellaneous purposes (17 CFR ss. 248.15); and to service providers or in connection with joint marketing arrangements (17 CFR ss. 248.13); and

(iii) Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17
                 CFR ss. 248.7 and 17 CFR ss. 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR ss.
                 248.13).

(b) The parties agree that the Funds may disclose Shareholder NPI to FSSC as agent of the Funds and solely in furtherance of fulfilling FSSC's contractual obligations under the Agreement in the ordinary course of business to support the Funds and their Shareholders.

(c) FSSC hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR ss.248.15, or in connection with joint marketing arrangements that the Funds may establish with FSSC in accordance with the limited exception set forth in 17 CFR 248.13.

(d) FSSC represents and warrants that, in accordance with 17 CFR ss. 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:

(i)   Insure the security and confidentiality of records and NPI of Fund customers;

(ii)  Protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI; and

(iii) Protect against unauthorized access or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

(e) FSSC may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of FSSC ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt);
     (c) a third party not affiliated with FSSC or the Funds ("Nonaffiliated Third Party") under the service and processing (ss.248.14) or miscellaneous (ss.248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which FSSC received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (ss.248.13), provided FSSC enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.

(f) FSSC may redisclose Section 248.14 NPI and Section 248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

(g) The provisions of this Section shall survive the termination of the Agreement.

SECTION 7.  Notices

(a) All notices of any kind to be given hereunder shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, overnight courier services, or by fax or e-mail (with confirming copy by mail).

(b) Unless otherwise notified in writing, all notices to any Fund shall be given or sent to such Fund at:


      5800 Corporate Drive
      Pittsburgh, Pennsylvania 15237-7000
      Attention:  President

(c) Unless otherwise notified in writing, all notices to FSSC shall be given or sent to:

      Federated Investors Tower
      1001 Liberty Avenue
      Pittsburgh, Pennsylvania  15222-3779
      Attention:  President

SECTION 8.  Assignments and No Third-Party Rights

(a) Except for any Third-Party Agreements entered into prior to the date of this Agreement, this Agreement will not be assigned or subcontracted by either party, without prior written consent of the other party, except that either party may assign or subcontract this Agreement to an affiliate controlled, controlled by, or under common control with the assigning or subcontracting party without such consent. Subject to the preceding, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of permitted assigns and subcontractors of the parties. In no event shall the Funds be obligated to make any payment under this Agreement to any person other than FSSC.

(b) Nothing expressed or referred to in this Agreement will be construed to give anyone other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their permitted assigns and subcontractors.

SECTION 9.  Force Majeure

      If either party is unable to carry out any of its obligations under this Agreement because of conditions beyond its reasonable control, including, but not limited to, acts of war or terrorism, work stoppages, fire, civil disobedience, delays associated with hardware malfunction or availability, riots, rebellions, storms, electrical failures, acts of God, and similar occurrences ("Force Majeure"), this Agreement will remain in effect and the non-performing party's obligations shall be suspended without liability for a period equal to the period of the continuing Force Majeure (which period shall not exceed fifteen (15) business days), provided that:

(i)   the non-performing party gives the other party prompt notice describing the Force Majeure, including the nature of the occurrence and its expected duration and, where reasonably practicable, continues to furnish regular reports with respect thereto during the period of Force Majeure;

(ii)  the suspension of obligations is of no greater scope and of no longer duration than is required by the Force Majeure;

(iii) no obligations of either party that accrued before the Force Majeure are excused as a result of the Force Majeure;

(iv)  the non-performing party uses all reasonable efforts to remedy its inability to perform as quickly as possible.

SECTION 10. Definition of Terms

(a) "1934 Act" means the Securities Exchange Act of 1934, and "1940 Act" means the Investment Company Act of 1940, in each case as amended and in effect at the relevant time.

(b) "Fund" means an investment company registered under the 1940 Act and, in the case of a "series company" as defined in Rule 18f-2(a) under the 1940 Act, each individual portfolio of the series company, set forth on
      Schedule 1 to this Agreement from time to time. "Funds" means the Funds listed on Schedule 1 collectively.

(c) "Prospectus" means, with respect to any Shares the most recent Prospectus and Statement of Additional Information ("SAI") and any supplement thereto, pursuant to which a Fund publicly offers the Shares; provided, however, that this definition shall not be construed to require FSC, Dealer or any Fund to deliver any SAI other than at the express request of Dealer's customer.

(d) "Shares" means (1) shares of beneficial interest in a Fund organized as a business trust; and (2) shares of capital stock in a Fund organized as a corporation. With respect to a Fund that has established separate classes of Shares in accordance with Rule 18f-3 under the 1940 Act, Shares refers to the relevant class. "Shareholder" means the beneficial owner of any Share.

SECTION 11. Miscellaneous

(a) This Agreement may be terminated by either party by giving the other party at least sixty (60) days' written notice thereof.

(b) This Agreement may be amended only by a writing signed by both parties, provided that, any Fund may amend Schedule 1 from time to time by sending a copy of the amended Schedule to FSSC. Any such amendment shall be effective ten (10) days after notice thereof.

(c) This Agreement constitutes (along with its Schedules) a complete and exclusive statement of the terms of the agreement between the parties and supersedes any prior agreement with respect to its subject matter.

(d) This Agreement has been entered into between FSSC and each Fund severally and not jointly, and the provisions this Agreement shall apply separately to each Fund. No Fund shall be obligated to make any payments to FSSC under this Agreement other than with respect to its Shares. No breach of this Agreement by a Fund, or by FSSC against a Fund, shall constitute a breach of this Agreement with respect to any other Fund.

(e) This Agreement may be executed by different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

(f) If any provision of this Agreement is held invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid and unenforceable.

(g) This Agreement will be governed by the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles thereof.
      Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against the parties in the courts of the Commonwealth of Pennsylvania, County of Allegheny, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Pennsylvania, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Each party waives its right to a jury trial.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:                             Funds (listed on Schedule 1)


                                    By:
------------------------------         --------------------------------
      /s/John W. McGonigle                /s/John F. Donahue
      John W. McGonigle                   John F. Donahue
      Secretary                           Chairman

Attest:                             Federated Shareholder Services Company


                                    By:
------------------------------         --------------------------------
      /s/Timothy S. Johnson               /s/Arthur L. Cherry, Jr.
      Timothy S. Johnson                  Arthur L. Cherry, Jr.
      Secretary                           President




SECTION 11.2.     SCHEDULE 1
                  -----------
                        TO SECOND AMENDED AND RESTATED SERVICES AGREEMENT

      The following lists the Funds and Shares subject to the Second Amended and Restated Services Agreement ("Agreement") and the Service Fees paid by the Funds pursuant to the Agreement.


(a)                List A. Service Fee: 0.25% of average net assets
                   ------------------------------------------------

                               CASH TRUST SERIES:
                             Government Cash Series
                             Municipal Cash Series
                               Cash Series Shares
                               Prime Cash Series
                              Treasury Cash Series
                               Cash Series Shares
                            CASH TRUST SERIES, INC.:
                             Government Cash Series
                             Municipal Cash Series
                               Prime Cash Series
                              Treasury Cash Series
                     FEDERATED AMERICAN LEADERS FUND, INC.
                                 Class A Shares
                                 Class C Shares
                                 Class F Shares
                              FEDERATED ARMS FUND
                          Institutional Service Shares
                            FEDERATED EQUITY FUNDS:
                        Federated Aggressive Growth Fund
                                 Class A Shares
                                 Class C Shares
                      Federated Capital Appreciation Fund
                                 Class A Shares
                                 Class C Shares
                    Federated Communications Technology Fund
                                 Class A Shares
                                 Class C Shares
                        Federated Growth Strategies Fund
                                 Class A Shares
                                 Class C Shares
SECTION 12. Federated Kaufmann Fund

                                 Class A Shares
                                 Class C Shares
                                 Class K Shares
SECTION 13. Federated Kaufmann Small Cap Fund

                (formerly: Federated Small Cap Strategies Fund)
                                 Class A Shares
                                 Class C Shares
                        Federated Large Cap Growth Fund
                                 Class A Shares
                                 Class C Shares
SECTION 14. Federated Large Cap Tech Fund

                                 Class A Shares
                                 Class C Share
                       Federated Market Opportunity Fund
                                 Class A Shares
                                 Class C Shares
                           Federated New Economy Fund
                                 Class A Shares
                                 Class C Shares
                       FEDERATED EQUITY INCOME FUND, INC.
                                 Class A Shares
                                 Class C Shares
                                 Class F Shares
                    FEDERATED FIXED INCOME SECURITIES, INC.:
                          Federated Limited Term Fund
                                 Class A Shares
                                 Class F Shares
                     Federated Limited Term Municipal Fund
                                 Class A Shares
                                 Class F Shares
                      Federated Municipal Ultrashort Fund
                          Institutional Service Shares
                        Federated Strategic Income Fund
                                 Class A Shares
                                 Class C Shares
                                 Class F Shares
              FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES, INC.
                                 Class A Shares
                                 Class C Shares
                              FEDERATED GNMA TRUST
                          Institutional Service Shares
                  FEDERATED GOVERNMENT INCOME SECURITIES, INC.
                                 Class A Shares
                                 Class C Shares
                                 Class F Shares
                     FEDERATED HIGH INCOME BOND FUND, INC.
                                 Class A Shares
                                 Class C Shares
                           FEDERATED HIGH YIELD TRUST
                       FEDERATED INCOME SECURITIES TRUST:
                        Federated Short-Term Income Fund
                          Institutional Service Shares
                       Federated Intermediate Income Fund
                          Institutional Service Shares
                             FEDERATED INCOME TRUST
                          Institutional Service Shares
                             FEDERATED INDEX TRUST:
                          Federated Max-Cap Index Fund
                                 Class C Shares
                          Institutional Service Shares
                          Federated Mid-Cap Index Fund
                         Federated Mini-Cap Index Fund
                                 Class C Shares
                         FEDERATED INSTITUTIONAL TRUST:
                     Federated Government Ultra Short Fund
                          Institutional Service Shares

                     FEDERATED INTERNATIONAL SERIES, INC.:
                      Federated International Equity Fund
                                 Class A Shares
                                 Class C Shares
                       Federated International Bond Fund
                                 Class A Shares
                                 Class C Shares
                    FEDERATED INVESTMENT SERIES FUNDS, INC.:
                              Federated Bond Fund
                                 Class A Shares
                                 Class C Shares
                                 Class F Shares
                FEDERATED LIMITED DURATION GOVERNMENT FUND, INC.
                          Institutional Service Shares
                    FEDERATED MANAGED ALLOCATION PORTFOLIOS:
                       Federated Managed Growth Portfolio
                              Institutional Shares
                                 Select Shares
                Federated Managed Conservative Growth Portfolio
                              Institutional Shares
                                 Select Shares
                  Federated Managed Moderate Growth Portfolio
                              Institutional Shares
                                 Select Shares
                       Federated Managed Income Portfolio
                              Institutional Shares
                                 Select Shares
                  FEDERATED MUNICIPAL OPPORTUNITIES FUND, INC.
                                 Class A Shares
                                 Class C Shares
                                 Class F Shares
                   FEDERATED MUNICIPAL SECURITIES FUND, INC.
                                 Class A Shares
                                 Class C Shares
                  FEDERATED MUNICIPAL SECURITIES INCOME TRUST:
                   Federated California Municipal Income Fund
                                 Class A Shares
                Federated Michigan Intermediate Municipal Trust
                    Federated New York Municipal Income Fund
                                 Class A Shares
                 Federated North Carolina Municipal Income Fund
                                 Class A Shares
                      Federated Ohio Municipal Income Fund
                                 Class F Shares
                  Federated Pennsylvania Municipal Income Fund
                                 Class A Shares
                      FEDERATED SHORT-TERM MUNICIPAL TRUST
                          Institutional Service Shares
                      FEDERATED STOCK AND BOND FUND, INC.
                                 Class A Shares
                                 Class C Shares
SECTION 14.1.     FEDERATED STOCK TRUST

SECTION 14.2.     FEDERATED TOTAL RETURN GOVERNMENT BOND FUND

                          Institutional Service Shares
                      FEDERATED TOTAL RETURN SERIES, INC.:
                        Federated Limited Duration Fund
                          Institutional Service Shares
                            Federated Mortgage Fund
                          Institutional Service Shares
                        Federated Total Return Bond Fund
SECTION 15. Class A Shares

                                 Class B Shares
                                 Class C Shares
                          Institutional Service Shares
                         Federated Ultrashort Bond Fund
                          Institutional Service Shares
                      FEDERATED U.S. GOVERNMENT BOND FUND
              FEDERATED U.S. GOVERNMENT SECURITIES FUND: 1-3 YEARS
                          Institutional Service Shares
              FEDERATED U.S. GOVERNMENT SECURITIES FUND: 2-5 YEARS
                          Institutional Service Shares
                          FEDERATED UTILITY FUND, INC.
                                 Class A Shares
                                 Class C Shares
                                 Class F Shares
                    FEDERATED WORLD INVESTMENT SERIES, INC.:
                       Federated Asia Pacific Growth Fund
                                 Class A Shares
                                 Class C Shares
                        Federated Emerging Markets Fund
                                 Class A Shares
                                 Class C Shares
                         Federated European Growth Fund
                                 Class A Shares
                                 Class C Shares
                          Federated Global Equity Fund
                                 Class A Shares
                                 Class C Shares
                    Federated Global Financial Services Fund
                                 Class A Shares
                                 Class C Shares
                      Federated International Growth Fund
                                 Class A Shares
                                 Class C Shares
                    Federated International High Income Fund
                                 Class A Shares
                                 Class C Shares
                   Federated International Small Company Fund
                                 Class A Shares
                                 Class C Shares
                          Federated World Utility Fund
                                 Class A Shares
                                 Class C Shares
                         INTERMEDIATE MUNICIPAL TRUST:
                     Federated Intermediate Municipal Trust
SECTION 15.1.     EDWARD JONES MONEY MARKET FUND

SECTION 16. Retirement Shares

                               Investment Shares
SECTION 16.1.     EDWARD JONES TAX-FREE MONEY MARKET FUND

                        MONEY MARKET OBLIGATIONS TRUST:
                          Alabama Municipal Cash Trust
                          Arizona Municipal Cash Trust
                          Institutional Service Shares
                       Automated Government Cash Reserves
                        Automated Government Money Trust
                        Automated Treasury Cash Reserves
                        California Municipal Cash Trust
                          Institutional Service Shares
                        Connecticut Municipal Cash Trust
                          Institutional Service Shares
                             Federated Master Trust
                   Federated Short-Term U.S. Government Trust
                            Federated Tax-Free Trust
                          Florida Municipal Cash Trust
                          Georgia Municipal Cash Trust
                          Government Obligations Fund
                          Institutional Service Shares
                    Government Obligations Tax-Managed Fund
                          Institutional Service Shares
                   Liberty U.S. Government Money Market Trust
                                 Class A Shares
                                 Class B Shares
                               Liquid Cash Trust
                         Maryland Municipal Cash Trust
                       Massachusetts Municipal Cash Trust
                          Institutional Service Shares
                         Michigan Municipal Cash Trust
                          Institutional Service Shares
                         Minnesota Municipal Cash Trust
                               Cash Series Shares
                            Money Market Management
                               Money Market Trust
                           Municipal Obligations Fund
                          Institutional Service Shares
                        New Jersey Municipal Cash Trust
                          Institutional Service Shares
                         New York Municipal Cash Trust
                          Institutional Service Shares
                      North Carolina Municipal Cash Trust
                           Ohio Municipal Cash Trust
                          Institutional Service Shares
                       Pennsylvania Municipal Cash Trust
                               Cash Series Shares
                          Institutional Service Shares
                          Prime Cash Obligations Fund
                          Institutional Service Shares
                             Prime Obligations Fund
                          Institutional Service Shares
                          Prime Value Obligations Fund
                          Institutional Service Shares

                           Tax-Free Instruments Trust
                          Institutional Service Shares
                               Investment Shares
                           Tax-Free Obligations Fund
                          Institutional Service Shares
                           Treasury Obligations Fund
                          Institutional Service Shares
                       Trust for Government Cash Reserves
                Trust for Short-Term U.S. Government Securities
                      Trust for U.S. Treasury Obligations
                          U.S. Treasury Cash Reserves
                          Institutional Service Shares
                         Virginia Municipal Cash Trust
                          Institutional Service Shares

(i)   List B. Service Fee: 0.10% of average net assets

SECTION 16.2.     MONEY MARKET OBLIGATIONS TRUST

                           Municipal Obligations Fund
                          Institutional Capital Shares
                          Prime Cash Obligations Fund
                          Institutional Capital Shares
                          Prime Value Obligations Fund
                          Institutional Capital Shares
                           Treasury Obligations Fund
                          Institutional Capital Shares

As of 12/1/01